Exhibit 32.1

Certification of Principal Executive Officer Pursuant to

18 U.S.C. Section 1350 As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act

In connection with the Annual Report of Limitless X Holdings Inc. (the “Company”) on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jaspreet Mathur, in the capacity and on the date indicated below, certify that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jaspreet Mathur
Name:	Jaspreet Mathur
Title:	Chief Executive Officer
(Principal Executive Officer)

Date: April 17, 2023